Exhibit 99.2
Independent Auditor’s Report
April 19, 2007
To the Partners of
Laser Midstream Energy, LP:
We have audited the accompanying consolidated balance sheets of Laser Midstream Energy, LP and Subsidiaries, a Delaware limited partnership (the “Partnership”), as of December 31, 2006 and 2005, and the related consolidated statements of income, partners’ capital and cash flows for the year ended December 31, 2006 and for the period from April 14, 2005 (inception) to December 31, 2005. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Laser Midstream Energy, LP and Subsidiaries as of December 31, 2006 and 2005, and the results of their operations and their cash flows for the year ended December 31, 2006 and for the period from April 14, 2005 (inception) to December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.
/s/ Hein & Associates, LLP

Certified Public Accountants

LASER MIDSTREAM ENERGY, LP AND SUBSIDIARIES
Consolidated Balance Sheets

	March 31,	December 31,
	2007	2006	2005
	(Unaudited)

ASSETS

Current Assets:
Cash	$26,790	$12,602,501	$204,851
Accounts receivable	36,661,781	31,883,805	1,901,947
Other current assets	252,645	318,151	32,963

Total current assets	36,941,216	44,804,457	2,139,761

Certificate of Deposit	25,000	25,000	25,000

Property, Plant and Equipment, at cost:
Natural gas transmission facility	60,057,918	56,122,508	3,012,984
Other	605,743	408,024	23,304

	60,663,661	56,530,532	3,036,288
Less: Accumulated depreciation	(2,975,832)	(2,037,958)	(139,116)

	57,687,829	54,492,574	2,897,172

Other Assets, net	581,106	609,726	—

Total assets	$95,235,151	$99,931,757	$5,061,933

LIABILITIES AND PARTNERS’ CAPITAL

Current Liabilities:
Gas purchases liability	$33,133,008	$41,006,333	$1,716,384
Other current liabilities	855,300	775,706	75,834

Total current liabilities	33,988,308	41,782,039	1,792,218

Long-Term Debt	37,200,000	36,200,000	250,000

Total liabilities	71,188,308	77,982,039	2,042,218

Commitments and Contingencies (Note 3)

Partners’ Capital	24,046,843	21,949,718	3,019,715

Total liabilities and partners’ capital	$95,235,151	$99,931,757	$5,061,933

See accompanying notes to these consolidated financial statements.

LASER MIDSTREAM ENERGY, LP AND SUBSIDIARIES
Consolidated Statements of Income

				Period From
				April 14, 2005
	For th Periods Ended		Year Ended	(Inception) to
	March 31,		December 31,	December 31,
	2007	2006	2006	2005
	(Unaudited)
Revenues:
Natural gas sales	$71,552,179	$3,936,894	$119,276,600	$7,619,686
Natural gas gathering and processing fees	2,803,062	160,489	4,456,744	214,452
Condensate sales	1,762,384	138,654	2,874,658	177,019
Natural gas liquid sales	756,928	78,137	2,181,238	25,839
Other income	—	—	60,459	—

Total revenues	76,874,553	4,314,174	128,849,699	8,036,996

Expenses:
Cost of natural gas	69,597,634	3,836,067	116,264,280	7,237,226
Cost of natural gas liquids	1,445,075	—	2,497,647	—
Operating and administrative	2,332,790	319,969	5,207,438	640,939
Depreciation and amortization	961,591	73,846	1,937,383	139,116
Interest expense	632,584	—	1,299,640	—
Other expenses	7,754	20,328	93,308	—

Total expenses	74,977,428	4,250,210	127,299,696	8,017,281

Net income	$1,897,125	$63,964	$1,550,003	$19,715

See accompanying notes to these consolidated financial statements.

LASER MIDSTREAM ENERGY, LP AND SUBSIDIARIES
Consolidated Statements of Partners’ Capital
Period From April 14, 2005 (Inception) to December 31, 2005 and
Year Ended December 31, 2006 and for the Three Month Period Ended
March 31, 2007 (Unaudited)

	LMC (1)	LMES (2)	LMS (3)	ESP IV (4)	Total

Partners’ Capital, April 14, 2005	$—	$—	$—	$—	$—
Contributions	15,000	15,000	485,000	2,485,000	3,000,000
Net income	99	99	3,193	16,324	19,715

Partners’ Capital, December 31, 2005	15,099	15,099	488,193	2,501,324	3,019,715
Contributions	15,000	15,000	765,000	16,585,000	17,380,000
Net income	2,287	2,287	95,220	1,450,209	1,550,003

Partners’ Capital, December 31, 2006	32,386	32,386	1,348,413	20,536,533	21,949,718
Contributions (unaudited)	—	—	200,000	—	200,000
Net income (unaudited)	2,774	2,774	132,622	1,758,955	1,897,125

Partners’ Capital, March 31, 2007 (Unaudited)	$35,160	$35,160	$1,681,035	$22,295,488	$24,046,843

(1)	Laser Midstream Company, L.L.C.

(2)	Laser Midstream Energy Spectrum, L.L.C.

(3)	Laser Midstream Services, LP

(4)	Energy Spectrum Partners IV, LP
See accompanying notes to these consolidated financial statements.

LASER MIDSTREAM ENERGY, LP AND SUBSIDIARIES
Consolidated Statements of Cash Flows

				Period From
				April 14, 2005
	For the Periods Ended		Year Ended	(Inception) to
	March 31,		December 31,	December 31,
	2007	2006	2006	2005
	(Unaudited)
Cash Flows From Operating Activities:
Net income	$1,897,125	$63,964	$1,550,003	$19,715
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	937,874	73,846	1,898,842	139,116
Amortization of debt discount and financing costs	23,717		38,541	—
Loss on disposal of fixed assets	—	—	—	—
Changes in assets and liabilities:
Trade accounts receivable, net	(4,777,976)	520,578	(13,580,797)	(1,901,947)
Other current assets	65,506	6,711	(25,134)	(32,963)
Certificates of deposit	—	—	—	(25,000)
Other assets	4,903	—	465,812	—
Net increase in accrued expenses and other current liabilities	(7,793,731)	(812,828)	19,704,405	1,792,218

Net cash provided by (used in) operating activities	(9,642,582)	(147,729)	10,051,672	(8,861)

Cash Flows From Investing Activities:
Pipeline acquisitions	—	(11,058,882)	(42,367,014)	(2,572,391)
Capital expenditures	(4,133,129)	—	(7,968,741)	(463,897)

Net cash used in investing activities	(4,133,129)	(11,058,882)	(50,335,755)	(3,036,288)

Cash Flows From Financing Activities:
Proceeds from long-term debt	1,000,000	8,800,000	47,150,000	250,000
Repayments of long-term debt	—	—	(11,200,000)	—
Contributions from owners	200,000	3,000,000	17,380,000	3,000,000
Financing costs	—	—	(648,267)	—

Net cash provided by financing activities	1,200,000	11,800,000	52,681,733	3,250,000

Net Change in Cash and Cash Equivalents	(12,575,711)	593,389	12,397,650	204,851
Cash and Cash Equivalents, beginning of period	12,602,501	204,851	204,851	—

Cash and Cash Equivalents, end of period	$26,790	$798,240	$12,602,501	$204,851

Supplemental Disclosure of Cash Flow Information—
Cash paid for interest	$660,233	$5,540	$1,042,908	$—

See accompanying notes to these consolidated financial statements.

LASER MIDSTREAM ENERGY, LP AND SUBSIDIARIES
Notes to Consolidated Financial Statements
March 31, 2007 and 2006 (Unaudited) and December 31, 2006 and 2005
The interim financial information for the consolidated balance sheet ended March 31, 2007, the consolidated statements of partners’ capital for the three months ended March 31, 2007, and the consolidated statements of income and consolidated statements of cash flows for the three months ended March 31, 2007 and 2006 are unaudited and has been prepared on the same basis as the audited financial statements. In the opinion of management, such unaudited financial information includes all adjustments necessary for a fair presentation of the interim information.
1.	Partnership Organization and Nature of Operations

General

Laser Midstream Energy, LP (the “Partnership”), a Delaware limited partnership, was formed on April 14, 2005 to acquire, own and operate natural gas gathering, treating, processing and transportation assets in the United States of America.

Ownership of the Partnership is as follows:

	March 31,	December 31,
	2007	2006	2005

Energy Spectrum Partners IV, LP	92.65%	93.5%	82.8%
Laser Midstream Services, LP	7.05%	6.1%	16.2%
Laser Midstream Company, L.L.C.	0.15%	0.2%	0.5%
Laser Midstream Energy Spectrum, L.L.C.	0.15%	0.2%	0.5%

	100.0%	100.0%	100.0%

Laser Midstream Company, L.L.C. (“LMC”), a Texas limited liability company, is the managing general partner of the Partnership and oversees the business and affairs of the Partnership.

2006 Acquisitions

Hesco Acquisition — On August 1, 2006, the Partnership acquired, for $29.8 million in cash, natural gas gathering and processing assets located in South Texas. The assets currently include 160 miles of gas gathering pipelines, eight processing plants with aggregate processing capacity of 65 MMcf/d, and 10 compressors with aggregate capacity of 8,100 horsepower. The purchase price for this acquisition was applied to property, plant and equipment and no goodwill was recorded.

LASER MIDSTREAM ENERGY, LP AND SUBSIDIARIES
Notes to Consolidated Financial Statements
March 31, 2007 and 2006 (Unaudited) and December 31, 2006 and 2005
1.	Partnership Organization and Nature of Operations (continued)

Integrated Acquisition — On April 26, 2006, the Partnership acquired, for $1.4 million, natural gas end user assets. The assets are located in Seguin and Center, Texas, Texarkana, Arkansas and Sedalia, Missouri and serve Tyson Chicken Processing Plants. The assets currently include 9.6 miles of pipeline. The purchase price for this acquisition was applied to property, plant and equipment and no goodwill was recorded.

Optigas Acquisition — On March 10, 2006, the Partnership acquired, for $11.0 million, natural gas gathering and processing assets. The assets are located in Northeast Texas and North Louisiana. The assets currently include 239 miles of pipeline, three processing plants with aggregate processing capacity of 30 MMcf/d, and thirteen compressors with aggregate capacity of 7,175 horsepower. The purchase price for this acquisition was applied to property, plant and equipment and no goodwill was recorded.

2005 Acquisitions

Panola Acquisition — On April 14, 2005, the Partnership acquired, for $2.6 million, a natural gas gathering and processing asset. The asset is located in the Carthage, Texas area and currently consists of 31 miles of pipeline, two processing plants with aggregate processing capacity of 15 MMcf/d, and seven compressors with aggregate capacity of 4,289 horsepower. The purchase price for this acquisition was applied to property, plant and equipment and no goodwill was recorded.

2.	Summary of Significant Accounting Policies

Basis of Presentation

The financial statements of the Partnership are prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses and the disclosure of contingent assets and liabilities. Management regularly evaluates these estimates, utilizing historical experience, consultation with experts and other methods considered reasonable in the circumstances; nevertheless, actual results may differ significantly from these estimates.

Basis of Consolidation

The consolidated financial statements include the accounts of the Partnership and its wholly-owned subsidiaries on a consolidated basis. All significant intercompany accounts and transactions have been eliminated in consolidation.

LASER MIDSTREAM ENERGY, LP AND SUBSIDIARIES
Notes to Consolidated Financial Statements
March 31, 2007 and 2006 (Unaudited) and December 31, 2006 and 2005
2.	Summary of Significant Accounting Policies (continued)

Cash and Cash Equivalents

Cash equivalents are defined as all highly marketable securities with maturities of three months or less when purchased.

Property, Plant and Equipment

Property, plant and equipment is stated at its original cost of construction or, upon acquisition, at the fair value of the assets acquired. Expenditures, such as labor, materials and overhead, for system expansion and major renewals and betterments are capitalized, subject to a minimum rule that they have a useful life greater than one year; maintenance and repair costs are expensed as incurred.

Depreciation rates for the pipeline systems are based on the lesser of the estimated remaining useful lives of the properties or the estimated remaining life of natural gas production in the basin served by our pipeline. Depreciation of other property, plant and equipment is provided on a straight-line basis over the estimated useful lives of the assets as follows: Pipelines and processing equipment — 15 years and Office furniture and equipment — 5 years. Depreciation expense for the years ended December 31, 2006 and 2005 was $1,898,842 and $139,116, respectively. Depreciation for the periods ended March 31, 2007 and 2006 was $938,119 and $73,846, respectively.

Long-Lived Assets

The Partnership periodically evaluates the carrying value of long-lived assets to be held and used in the business. When facts and circumstances indicate that the carrying value of long-lived assets becomes impaired, in conjunction with other quantitative and qualitative analysis, an evaluation of recovery is performed. This is prepared by comparing the carrying value of such assets to projected future cash flows. Upon indication that the carrying value of such assets may not be recoverable, the Partnership recognizes an impairment loss by a charge against current operations. The Partnership has incurred no such impairment losses.

LASER MIDSTREAM ENERGY, LP AND SUBSIDIARIES
Notes to Consolidated Financial Statements
March 31, 2007 and 2006 (Unaudited) and December 31, 2006 and 2005
2.	Summary of Significant Accounting Policies (continued)

Concentrations of Credit Risk

Financial instruments which potentially subject the Partnership to concentrations of risk are primarily cash and cash equivalents and accounts receivable. The Partnership places its cash deposits with financial institutions. At times, such amounts may be in excess of the financial institutions’ insured limits. Management believes the financial strength of the financial institutions minimizes the credit risk related to the Partnership’s deposits. The Partnership derives its sales revenue from a diverse group of customers in Texas, with two customers accounting for approximately 25% and one customer accounting for more than 94% of reported sales revenue in for the years ended December 31, 2006 and 2005, respectively. Two customers accounted for 26% and one customer accounted for 70% of the revenues for the three months ended March 31, 2007 and 2006, respectively.

Accounts Receivable and Credit Policies

Trade receivables are uncollateralized customer obligations due under normal trade terms requiring payment within 30 days from the invoice date. The Partnership monitors the creditworthiness of its customers and extends credit in accordance with established policies. Trade receivables are stated at the amount billed to the customer. Payments of trade receivables are allocated to the specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the earliest unpaid invoices. Management reviews trade receivables and, if necessary, reduces the carrying amount by a valuation allowance that reflects management’s best estimate of the amount that may not be collectible. There was no valuation allowance recorded as of March 31, 2007, December 31, 2006 or 2005 for potential uncollectible accounts in accounts receivable.

Revenue Recognition

The Partnership recognizes revenue upon delivery of natural gas and natural gas liquids (“NGLs”) to customers, when services are rendered, pricing is determinable and collectibility is reasonably assured. The Partnership derives revenue from the following types of arrangements:
•	Fee Based Arrangements — Under a fee-based contract, the Partnership receives a set fee for gathering, treating, processing and transporting raw natural gas and providing other similar services. These revenues correspond with the volumes and types of services provided and do not depend directly on commodity prices.

LASER MIDSTREAM ENERGY, LP AND SUBSIDIARIES
Notes to Consolidated Financial Statements
March 31, 2007 and 2006 (Unaudited) and December 31, 2006 and 2005
2.	Summary of Significant Accounting Policies (continued)
•	Percentage-of-Index Contracts — Under these contracts, the Partnership purchases raw natural gas at a negotiated discount to an agreed upon index price. The natural gas is resold, generally for the index price, with the difference recorded as a fee.

•	Percentage-of-Proceeds Contracts — Under the terms of these contracts, the Partnership receives a negotiated percentage of the natural gas and NGLs we process in the form of residue natural gas, NGLs, condensate and sulfur, which are sold at market prices and retained as a fee.
Operational Balancing Agreements and Natural Gas Imbalances

To facilitate deliveries of natural gas and provide for operational flexibility, the Partnership has operational balancing agreements in place with other interconnecting pipelines. These agreements ensure that the volume of gas a shipper schedules for transportation between two interconnecting pipelines equals the volume actually delivered. If natural gas moves between pipelines in volumes that are more or less than the volumes the shipper previously scheduled, a gas imbalance is created. The imbalances are settled through periodic cash payments or repaid in kind through the receipt or delivery of natural gas in the future. Gas imbalances are recorded as accounts receivables and gas purchases liabilities on the consolidated balance sheets using the posted index prices, which approximate market rates, or the weighted average cost of gas. Imbalance receivables at December 31, 2006 were $324,854. There were no payables. Imbalance receivables at March 31, 2007 were $335,766.

Other Assets

Other assets primarily include deferred financing costs, which are amortized on a straight-line basis, which approximates the effective interest method, over the life of the related debt to interest expense on the consolidated statements of income. Accumulated amortization for the periods ended March 31, 2007, December 31, 2006 and 2005 was approximately $67,239, $39,000 and $-0-, respectively.

LASER MIDSTREAM ENERGY, LP AND SUBSIDIARIES
Notes to Consolidated Financial Statements
March 31, 2007 and 2006 (Unaudited) and December 31, 2006 and 2005
2.	Summary of Significant Accounting Policies (continued)

Income Taxes

The Partnership is not a taxable entity for U.S. federal income tax purposes or for the majority of states that impose income tax. These taxes on our net income are borne by our partners through the allocation of taxable income. In May 2006, the State of Texas enacted substantial changes to its tax structure beginning in 2007 by imposing a new tax based upon modified gross revenue. Under the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, the Partnership determined that this tax is an income tax. The impact of changes in tax legislation on deferred income tax liabilities and assets will be recorded in the period of enactment. The initial accounting for the enactment of this income tax will not materially affect the results of operations, financial condition or cash flows.

Net income for financial statement purposes may differ significantly from taxable income of partners as a result of differences between the tax basis and financial reporting basis of assets and liabilities and the taxable income allocation requirements under the partnership agreement. The aggregate difference in the basis of net assets for financial and tax reporting purposes cannot be readily determined because information regarding each partner’s tax attributes in the Partnership is not available.

Commitments, Contingencies and Environmental Liabilities

The Partnership expenses or capitalizes, as appropriate, expenditures for ongoing compliance with environmental regulations that relate to past or current operations. Amounts for remediation of existing environmental contamination caused by past operations, which do not benefit future periods by preventing or eliminating future contamination, are expensed. Liabilities are recorded when environmental assessments indicate that remediation efforts are probable, and the costs can be reasonably estimated. Estimates of the liabilities are based on currently available facts, existing technology and presently enacted laws and regulations taking into consideration the likely effects of inflation and other factors. These amounts also consider prior experience in remediating contaminated sites, other companies’ clean-up experience and data released by government organizations. These estimates are subject to revision in future periods based on actual costs or new information and are included on the consolidated balance sheet in other current and long-term liabilities at their undiscounted amounts. The Company evaluates recoveries from insurance coverage separately from the liability and, when recovery is probable, the Company records and reports an asset separately from the associated liability in its consolidated financial statements. There were no environmental liabilities recorded at March 31, 2007, December 31, 2006 or 2005.

LASER MIDSTREAM ENERGY, LP AND SUBSIDIARIES
Notes to Consolidated Financial Statements
March 31, 2007 and 2006 (Unaudited) and December 31, 2006 and 2005
2.	Summary of Significant Accounting Policies (continued)

The Partnerships recognizes liabilities for other contingencies when, after fully analyzing the available information, we determine it is either probable that an asset has been impaired or that a liability has been incurred and the amount of impairment or loss can be reasonably estimated. When a range of probable loss can be estimated, the most likely amount is accrued, or if no amount is more likely than another, the minimum of the range of probable loss. Typically, legal costs associated with loss contingencies are expensed as such costs are incurred. There were no liabilities for other contingencies recorded at March 31, 2007 or December 31, 2006.

3.	Commitments and Contingencies

Leases

The Partnership has entered into non-cancelable operating leases for compressors and office space. Total compressor lease expense and office lease expense for the year ended December 31, 2006 and 2005 was $451,910 and $112,070, respectively. Total compressor lease expense and office lease expense for the three month period ended March 31, 2007 and 2006 was $324,590 and $29,353, respectively. The Partnership’s future minimum non-cancelable lease payments for compressors at December 31, 2006 are as follows: 2007 — $458,900. The Partnership’s future minimum non-cancelable lease payments for office space at December 31, 2006 are as follows:

Years Ended December 31,

2007	$180,980
2008	162,830
2009	162,830
2010	162,830
2011	81,684

Total	$751,154

Right of Way

The Partnership, as part of its pipeline construction process, must obtain certain right-of-way agreements from landowners whose property the pipeline will cross. Right-of-way agreements that the Partnership buys are capitalized as part of property, plant and equipment.

LASER MIDSTREAM ENERGY, LP AND SUBSIDIARIES
Notes to Consolidated Financial Statements
March 31, 2007 and 2006 (Unaudited) and December 31, 2006 and 2005
4.	Related Party Transactions

The Partnership has an operating agreement with LMC, its managing general partner, to operate it’s midstream assets.

5.	Long-Term Debt

On August 4, 2006, the Partnership entered into a credit agreement with Comerica Bank comprised of a $105 million revolving credit facility that matures August 4, 2010 (the “Facility”). The Facility is secured by all the assets of the Partnership and is guaranteed by the partners. Interest is payable on the amounts outstanding at variable rates equal to the “Base Rate” or a “Eurodollar Rate” as defined in the Facility. In the case of Eurodollar Rate Loans, an additional margin is charged which varies depending on our Debt/EBITDA ratio. Principal on the Facility is due at maturity. Interest rates as of March 31, 2007 and December 31, 2006 ranged from 7.40% to 8.8%. The Facility contains covenants that require the Partnership to maintain current ratio and interest coverage ratio limits. The Partnership was in compliance with such covenants. As of March 31, 2007 and December 31, 2006, the Partnership has drawn $37.2 million and $36.2 million on the Facility, respectively. This credit facility, was assumed by EROC at the time of their purchase of Laser Midstream Energy, LP (see Note 7).

6.	Commodity Price Risk

The earnings and cash flows of the Partnership are sensitive to changes in the prices of natural gas, NGL’s, and condensate. However, the Partnership’s management does not feel this price sensitivity is material to the Partnership at this time and has therefore not entered into derivative financial instruments to mitigate price sensitivity.

7.	Subsequent Events

On May 3, 2007, Eagle Rock Energy Partners L.P. (“EROC”) completed the acquisition of Laser Midstream Energy, L.P. and certain of its subsidiaries for an aggregate purchase price of $72,800,000 million in cash, assumption of the $37,200,000 credit facility (see Note 5) and 1,407,895 EROC common units, subject to post closing adjustments, in a privately negotiated transaction.

Laser Gathering Company, LP, and DCP Asset Holdings, LP signed a Purchase and Sale Agreement dated April 1, 2007 for the sale of Cotton Valley System assets for $10,200,000 million in cash.

LASER MIDSTREAM ENERGY, LP AND SUBSIDIARIES
Notes to Consolidated Financial Statements
March 31, 2007 and 2006 (Unaudited) and December 31, 2006 and 2005
8.	Restatement

On October 11, 2007, Eagle Rock Energy Partners, LP submitted a public filing on Form 8-K/A which included the unaudited consolidated balance sheet as of March 31, 2007 and the consolidated statement of income, partners’ capital and cash flows for the three month period ended March 31, 2007. Subsequent to this filing, management discovered errors contained in the unaudited March 31, 2007 income statement presented. These accounting matters relate solely to two items: (i) marketing service agency agreements and (ii) intra-segment transactions. Certain marketing service agency agreements were accounted for on a “gross” revenue basis, recording gross revenues and gross expenses related to the natural gas transaction covered by the agency agreements as if title and/or credit risk had effectively passed to the Partnership, rather than on a “net” revenue basis, recording only the agency fee as revenue, properly reflecting the fact that neither title nor credit risk actually passed to the Partnership. The Partnership also recorded a number of intra-segment transactions, and these intra segment transactions were not properly eliminated as part of the consolidations of financial statement information for the three month period ended March 31, 2007. For the three month period ended March 31, 2007, revenue from natural gas sales and cost of natural gas were overstated by $11,182,897 with no impact on net income as shown in the following schedule:

	As Previously
	Reported	Restated	Difference
		(Unaudited )

Revenues:
Natural gas sales	$82,735,076	$71,552,179	$(11,182,897)
Natural gas gathering and processing fees	2,803,062	2,803,062	—
Condensate sales	1,762,384	1,762,384	—
Natural gas liquid sales	756,928	756,928	—
Other income	—	—	—

Total revenues	88,057,450	76,874,553	(11,182,897)

Expenses:
Cost of natural gas	80,780,531	69,597,634	(11,182,897)
Cost of natural gas liquids	1,445,075	1,445,075	—
Operating and administrative	2,332,790	2,332,790	—
Depreciation and amortization	961,591	961,591	—
Interest expense	632,584	632,584	—
Other expenses	7,754	7,754	—

Total expenses	86,160,325	86,160,325	(11,182,897)

Net income	$1,897,125	$1,897,125	$—